UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2010 (July 22, 2010)

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On July 22, 2010, John P. Barnes, age 54, was named President and Chief Executive Officer of People’s United Financial, Inc. (the “Company”). Mr. Barnes had been serving as interim President and Chief Executive Officer of the Company since April 25, 2010.

Prior to April 25, 2010, Mr. Barnes had served as Senior Executive Vice President and Chief Administrative Officer for the Company following the acquisition of Chittenden Corporation in early 2008. In this position, he managed Information Technology, Operations, Real Estate Services and Business Services. Mr. Barnes joined Chittenden Bank in 1983 after five years with the FDIC in Boston. He became Senior Vice President and Chief Credit Policy Officer in 1988. In 1990 he was named to head the Credit Policy and Administration division. In 2002, he was appointed Executive Vice President in charge of the newly formed Chittenden Services Group, which included Information Technology, Operations and other centralized services for the corporation.

The Board of Directors approved a revised compensation package for Mr. Barnes, effective August 2010, consisting of the following:

•	Base salary of $850,000;

•	Short-term incentive bonus target equal to 90% of base salary;

•	Long-term incentive compensation target equal to 125% of base salary, comprised of:

•	Restricted stock awards representing 50% of the target amount;

•	Stock option awards representing 25% of the target amount; and

•	Long-term cash bonus representing 25% of the target amount; and

•	Use of a Company-owned automobile with a value of up to $70,000.

The number of shares of restricted stock and stock options to be awarded as part of Mr. Barnes’ revised compensation package will be determined by the Board at a future date and will be based on the approximate value of the Company’s common stock at that time.

Also on July 22, 2010, the Board of Directors approved a special restricted stock award of 15,000 shares of the Company’s common stock to Mr. Barnes in recognition of his performance as interim President and Chief Executive Officer of the Company from April 25, 2010 through July 21, 2010. These shares will vest in annual 20% increments beginning on the first anniversary of the grant date.

The Company did not enter into an employment agreement with Mr. Barnes in connection with his appointment as President and Chief Executive Officer.

The Change in Control Agreement dated October 16, 2008 between Mr. Barnes and the Company will remain in effect until it expires in accordance with its terms. The form of this agreement appears as Exhibit 10.5(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

(d) On July 22, 2010, the Board of Directors of the Company approved an increase in the size of the Board to ten members, and appointed Mr. Barnes as a director of the Company to fill the vacancy created by that action. Mr. Barnes’s term of office will expire at the 2011 annual meeting of the Company’s shareholders. Mr. Barnes is a member of the Executive Committee of the Board.

A copy of the press release announcing the above-referenced actions is attached hereto as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 8.01. Other Events

On July 22, 2010, the Board of Directors approved a special restricted stock award of 15,000 shares of the Company’s common stock to George P. Carter, Chairman of the Board, in recognition of his assumption of additional duties in support of Mr. Barnes during the period from April 25, 2010 through July 21, 2010. These shares will vest in annual 20% increments beginning on the first anniversary of the grant date.

Item 9.01. Financial Statements and Exhibits

(c) The following Exhibit is submitted herewith.

Exhibit No.	Description
99.1	Press Release dated July 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc. (Registrant)

Date: July 23, 2010	By:	/s/ Eric J. Appellof
(Signature)
	Name:	Eric J. Appellof
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Page
99.1	Press Release dated July 22, 2010	99.1-1

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